UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 382-8899

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

The board of Lincolnway Energy approved a resolution on July 2, 2007 for a director fee of $18,000 per fiscal year. The director fee is payable quarterly and was made retroactively effective as of April 1, 2006. An associate director fee was also approved of $5850 per fiscal year. The board also approved a fee of $2,400 per fiscal year for the chairman of Lincolnway Energy, and a fee of $1,200 per fiscal year for each of the vice chairman, secretary and treasurer of Lincolnway Energy. The officer fee is payable quarterly, and was made retroactively effective as of April 1, 2006. William Couser is the chairman of Lincolnway Energy, Jeff Taylor is the vice chairman, Timothy Fevold is the secretary, and Terrill Wycoff is the treasurer. The director and officer fees replace the fees that had been approved by the board on June 7, 2006. The directors and officers continue to be reimbursed for expenses, including mileage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: July 5, 2007	By:	/s/ Richard Brehm
Richard Brehm, President and
Chief Executive Officer